1090795.1

                             - 1 -

                    Amendment to the By-Laws
                               of
               Travelers Corporate Loan Fund Inc.

Pursuant to Article VII of the By-Laws of Travelers Corporate
Loan Fund Inc. (the Company), Article I, Section 1 of the By-Laws shall be amended, at the effective time of the related Charter amendment of the Company, to read as follows:

Section 1.  Name.  The name of the Company is Citigroup
Investments Corporate Loan Fund Inc.



Dated the 22nd day of August, 2002